SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): March 27, 2003

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Item 5.                    Other Events

On March 27, 2003, WJ Communications, Inc., (the “Company”) issued a press release announcing that the proposal announced on September, 19, 2002 for a going private transaction has been withdrawn by Fox Paine & Company, LLC.  A copy of the press release is attached to this report as Exhibit 99.

Item 7.                    Financial Statements and Exhibits

(c) Exhibits

99                                    Press Release dated March 27, 2003 announcing that the proposal announced on September, 19, 2002 for a going private transaction has been withdrawn by Fox Paine & Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.
By:	/s/ FRED J. KRUPICA
Fred J. Krupica
Chief Financial Officer
(principal financial officer)

Dated:  March 27, 2003